    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 22, 2001
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                              THE HOME DEPOT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                    DELAWARE                           95-3261426
         (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)           IDENTIFICATION NO.)

             2455 PACES FERRY ROAD,
                ATLANTA, GEORGIA                         30339
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)
                              --------------------

                              THE HOME DEPOT, INC.
                     DEFERRED STOCK UNITS PLAN AND AGREEMENT
                            (FULL TITLE OF THE PLAN)

                              --------------------
                            FRANK L. FERNANDEZ, ESQ.
                   EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL
                              THE HOME DEPOT, INC.
                              2455 PACES FERRY ROAD
                           ATLANTA, GEORGIA 30339-4024
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (770) 433-8211
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                              --------------------
                                   COPIES TO:
                             LAURENCE B. APPEL, ESQ.
                              THE HOME DEPOT, INC.
                        2455 PACES FERRY ROAD, BLDG. C-20
                           ATLANTA, GEORGIA 30339-4024
                                 (770) 433-8211
                              --------------------
                         CALCULATION OF REGISTRATION FEE


=====================================================================================================================
           Title Of Each              Amount To Be       Proposed Maximum        Proposed Maximum        Amount Of
     Class Of Securities To Be         Registered       Offering Price Per           Aggregate         Registration
            Registered                                      Share(1)             Offering Price(1)         Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock
($.05 par value) ..............          250,000             $40.62                 $10,155,000           $2,539

---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee based on $38.375, the average of the high and low prices of the common stock of the Registrant on the New York Stock Exchange on October 15, 2001 pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended.

                                EXPLANATORY NOTE

         In accordance with the Note to Part I of Form S-8, the information specified by Part I has been omitted from this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by The Home Depot, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 10-K for the year ended January 28, 2001, as filed with the Commission pursuant to
                  Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");


         (2) The Registrant's Quarterly Reports on Form 10-Q for the quarter ended April 29, 2001 and the quarter ended July 29, 2001, as filed with the Commission pursuant to Section 13 of the 1934 Act; and


         (3) The section entitled "Description of Common Stock" in the Registrant's Report on Form 8-A, filed with the Commission pursuant to the 1934 Act.


         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the Common Stock covered hereby has been passed upon for The Home Depot, Inc. by Laurence B. Appel, Esq., Senior Vice President - Legal. Mr. Appel owns shares of Common Stock, both directly and as a participant in various employee benefit plans. However, he is not eligible to participate in the Deferred Stock Units Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article IV, Section 4, of the Registrant's Amended and Restated By-Laws provides that to the fullest extent permitted by Delaware law, each former, present or future, director, officer, employee or agent of the Registrants, and each person who may serve at the request of the Registrants as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Registrant in all events.

         Article NINTH of the Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, no director of the Registrant shall be liable to the Registrants or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 145 of the Delaware General Corporation Law sets forth the applicable terms, conditions and limitations governing the indemnification of officers, directors and other persons.

         In addition, the Registrant maintains officers' and directors' liability insurance for the benefit of its officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

         The following exhibits are filed as a part of this Registration
Statement:

Exhibit           Description
-------           -----------

   5              Opinion of Laurence B. Appel

  23.1            Consent of KPMG LLP, Independent Certified Public Accountants

  23.2            Consent of Laurence B. Appel (included in Exhibit 5)

  24              Powers of Attorneys from Directors

ITEM 9. UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 18th day of October, 2001.

                                    THE HOME DEPOT, INC.

                                    /s/ Robert L. Nardelli
                                    ---------------------------------------
                                    Robert L. Nardelli
                                    President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on this 18th day of October, 2001.


           Signature                  Title
           ---------                  -----

/s/ Bernard Marcus
--------------------------------      Chairman of the Board
Bernard Marcus

/s/ Robert L. Nardelli                President, Chief Executive
--------------------------------      Officer and Director
Robert L. Nardelli                    (Principal Executive Officer)

/s/ Carol B. Tome
--------------------------------      Executive Vice President and
Carol B. Tome                         Chief Financial Officer
                                      (Principal Financial & Accounting Officer)

                *                     Director
--------------------------------
Gregory D. Brenneman

                *                     Director
--------------------------------
Richard H. Brown

                *                     Director
--------------------------------
John L. Clendenin

                *                     Director
--------------------------------
Berry R. Cox

                *                     Director
--------------------------------
William S. Davila

           Signature                  Title
           ---------                  -----

                                      Director
--------------------------------
Claudio X. Gonzalez

                *                     Director
--------------------------------
Milledge A. Hart, III

                *                     Director
--------------------------------
Bonnie G. Hill

                *                     Director
--------------------------------
Kenneth G. Langone

                *                     Director
--------------------------------
Roger S. Penske

* The undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of each of the above-indicated directors of the Registrant pursuant to powers of attorney, executed on behalf of each such director.

                                       By: /s/ Frank L. Fernandez
                                        --------------------------------
                                        Frank L. Fernandez, Attorney-in-Fact

EXHIBIT INDEX


Exhibit           Description
-------           -----------

   5              Opinion of Laurence B. Appel

  23.1            Consent of KPMG LLP, Independent Certified Public Accountants

  23.2            Consent of Laurence B. Appel (included in Exhibit 5)

  24              Powers of Attorneys from Directors